Anchor BanCorp Wisconsin Announces Second Quarter Earnings

MADISON, WI -- 11/05/2004 -- Anchor BanCorp Wisconsin Inc. (NASDAQ: ABCW) announced net income of $10.7 million for the quarter ended September 30, 2004, which compares to net income of $11.2 million for the quarter ended September 30, 2003. Net income for the six-month period ended September 30, 2004 was $21.3 million, which compares to $25.3 million for the six-month period ended September 30, 2003. Net interest income increased to $29.6 million from $27.6 million for the quarter ended September 30, 2004 and increased to $57.8 million from $56.0 million for the six-month period ended September 30, 2004.

For the quarter ended September 30, 2004, diluted earnings per share were $.46 as compared to $.48 for the quarter ended September 30, 2003. For the six-month period ended September 30, 2004, diluted earnings per share were $.92 as compared to $1.07 for the six-month period ended September 30, 2003. Book value per share increased from $12.66 to $13.74.

Total assets grew nearly 7% from $3.7 billion to $3.9 billion from the period ended September 30, 2003. Loans held for investment grew 11%, increasing from $2.9 billion to $3.2 billion from the period ended September 30, 2003. "I am pleased loan demand is so robust in our market areas which continue to experience economic growth," commented Douglas J. Timmerman, President and CEO.

Anchor BanCorp has repurchased 47,300 shares during the quarter ended September 30, 2004 which leaves approximately 900,000 shares remaining. Effective November 5, the Board of Directors extended the current share repurchase program and authorized an additional share repurchase program of 5% or approximately 1.15 million shares of its outstanding common stock in the open market. The repurchases are authorized to be made from time to time in open-market and/or negotiated transactions as, in the opinion of management, market conditions may warrant. Purchases are expected to begin on or after November 11, 2004. The repurchased shares will be held as treasury stock and will be available for general corporate purposes. Anchor will utilize various securities brokers as its agent for the stock repurchase program.

The Board of Directors increased the dividend during the quarter from 11 cents to 12.5 cents which is a 13% increase. Anchor BanCorp's stock is traded under the NASDAQ symbol ABCW. AnchorBank fsb, the wholly owned subsidiary, has 57 full service offices and two loan origination offices. All are located in Wisconsin.

For more information, contact Michael W. Helser, CFO at (608) 252-1810 or Douglas J. Timmerman, President, at (608) 252-8782.

This news release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Anchor BanCorp. Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include changes in general economic conditions, deposit flows, loan demand, asset quality, competition, legislation or regulation and accounting principles, policies or guidelines affecting reports filed with the Securities and Exchange Commission for financial and business information regarding Anchor BanCorp, including information which could affect Anchor BanCorp's forward-looking statements.

                       ANCHOR BANCORP WISCONSIN INC.
                          FINANCIAL HIGHLIGHTS
               (Dollars in thousands - except per share amounts)
                                (Unaudited)

                                Three Months Ended      Six Months Ended
                                 September 30,            September 30,
                               2004         2003        2004        2003
                             ---------   ---------   ---------   ---------
Operations Data:
 Net interest income         $  29,615   $  27,582   $  57,821   $  56,042
 Provision for loan losses         300         450         750         900
 Net gain on sale of loans       1,592       1,411       1,891      11,260
 Real estate investment
  partnership revenue           15,143           -      38,879           -
 Other non-interest income       6,048       6,488      12,276       9,705
 Real estate investment
  partnership cost of sales     11,067           -      30,778           -
 Non-interest expense           21,933      16,855      42,649      35,005
 Minority interest in income
  of real estate partnership
  operations                     1,359           -       2,942           -
 Income before income taxes     17,739      18,176      33,748      41,102
 Income taxes                    7,057       6,976      12,469      15,809
 Net income                     10,682      11,200      21,279      25,293

Selected Financial Ratios (1):
 Yield on earning assets          5.35%       5.66%       5.29%       5.79%
 Cost of funds                    2.22        2.46        2.20        2.51
 Interest rate spread             3.13        3.20        3.09        3.28
 Net interest margin              3.25        3.26        3.19        3.35
 Return on average assets         1.12        1.23        1.11        1.41
 Return on average equity        13.68       15.12       13.79       17.26
 Average equity to average
  assets                          8.20        8.12        8.08        8.14
 Non-interest expense to
  average assets                  3.47        1.85        3.85        1.95

Per Share:
 Basic earnings per share    $    0.47   $    0.49   $    0.94   $    1.09
 Diluted earnings per share       0.46        0.48        0.92        1.07
 Dividends per share              0.13        0.11        0.24        0.21
 Book value per share            13.74       12.66       13.74       12.66

                                      September 30,           Percent
                                   2004           2003         Change
                               -----------    -----------   -----------
Financial Condition:
 Total assets                  $ 3,914,257    $ 3,661,558        6.9%
 Loans receivable, net
  Held for sale                      7,057         49,211      (85.7)
  Held for investment            3,231,826      2,910,816       11.0
 Investment securities
  available for sale,
  at fair value                     58,654        173,190      (66.1)
 Investment securities held
  to maturity, at amortized
  cost                                   -          2,999     (100.0)
 Mortgage-related securities
  available for sale,
  at fair value                    207,762        164,311       26.4
 Mortgage-related securities
  held to maturity, at
  amortized cost                     3,168         32,251      (90.2)
 Deposits                        2,681,757      2,597,574        3.2
 Borrowings                        846,139        721,994       17.2
 Stockholders' equity              316,359        293,017        8.0
 Allowance for loan losses          28,213         28,601       (1.4)
 Non-performing assets             21,187          14,693       44.2

(1) Annualized when appropriate.

                       ANCHOR BANCORP WISCONSIN INC.
            CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                              (Unaudited)

                                      September 30,          March 31,
                                          2004                 2004
                                      ------------         ------------
                                               (In Thousands)
Assets
 Cash and cash equivalents            $    173,658         $    198,993
 Investment securities available for
  sale, at fair value                       58,654               29,514
 Investment securities held to
  maturity, at amortized cost                    -                    -
 Mortgage-related securities available
  for sale, at fair value                  207,762              220,918
 Mortgage-related securities held to
  maturity, at amortized cost                3,168                4,303
 Loans receivable, net
  Held for sale                              7,057               14,578
  Held for investment                    3,231,826            3,066,812
 Foreclosed properties and
  repossessed assets, net                      760                2,422
 Real estate held for development
  and sale                                  65,106               77,749
 Office properties and equipment            30,796               31,233
 Other assets                              135,470              163,864
                                      ------------         ------------
    Total assets                      $  3,914,257         $  3,810,386
                                      ============         ============

Liabilities and Stockholders' Equity
 Deposits                             $  2,681,757         $  2,609,686
 Borrowings                                846,139              831,559
 Other liabilities                          63,488               60,902
                                      ------------         ------------
    Total liabilities                    3,591,384            3,502,147
                                      ------------         ------------

 Minority interest in real estate
  partnerships                               6,514                6,691
                                      ------------         ------------

 Preferred stock, $.10 par value,
  5,000,000 shares authorized,
  none outstanding                               -                    -
 Common stock, $.10 par value,
  100,000,000 shares authorized,
  25,364,339 shares issued                   2,536                2,536
 Additional paid-in capital                 68,537               67,926
 Retained earnings, substantially
  restricted                               298,436              284,329
 Accumulated other comprehensive income      1,274                2,670
 Treasury stock (2,335,733 shares and
  2,408,804 shares, respectively), at
  cost                                     (48,529)             (50,324)
 Unearned deferred compensation             (5,895)              (5,589)
                                      ------------         ------------
    Total stockholders' equity             316,359              301,548
                                      ------------         ------------
    Total liabilities, minority
     interest and stockholders'
     equity                           $  3,914,257         $  3,810,386
                                      ============         ============

                       ANCHOR BANCORP WISCONSIN INC.
                    CONSOLIDATED STATEMENTS OF INCOME
                               (Unaudited)

                                Three Months Ended      Six Months Ended
                                 September 30,            September 30,
                               2004         2003        2004        2003
                             ---------   ---------   ---------   ---------
                               (In Thousands - except per share amounts)

Interest income:
   Loans                     $  45,153   $  43,570   $  88,242   $  87,683
   Mortgage-related
    securities                   2,075       2,211       4,263       5,081
   Investment securities         1,146       1,838       2,679       3,718
   Interest-bearing deposits       415         266         642         446
                             ---------   ---------   ---------   ---------
     Total interest income      48,789      47,885      95,826      96,928
Interest expense:
   Deposits                     12,028      13,879      23,845      28,401
   Notes payable and other
    borrowings                   7,146       6,424      14,160      12,485
                             ---------   ---------   ---------   ---------
     Total interest expense     19,174      20,303      38,005      40,886
                             ---------   ---------   ---------   ---------
     Net interest income        29,615      27,582      57,821      56,042
Provision for loan losses          300         450         750         900
                             ---------   ---------   ---------   ---------
     Net interest income
      after provision for
      loan losses               29,315      27,132      57,071      55,142
Non-interest income:
Real estate investment
 partnership revenue            15,143           -      38,879           -
Loan servicing income (loss)     1,039      (1,256)      1,518      (2,857)
Service charges on deposits      2,205       2,121       4,400       4,125
Insurance commissions              611         544       1,245       1,168
Net gain on sale of loans        1,592       1,411       1,891      11,260
Net gain on sale of
 investments and mortgage-
 related securities                529         (12)      1,397         340
Other revenue from real
 estate operations                 881       3,295       2,019       3,933
Other                              783       1,796       1,697       2,996
                             ---------   ---------   ---------   ---------
     Total non-interest
      income                    22,783       7,899      53,046      20,965
Non-interest expense:
   Compensation                 10,869       9,276      20,737      19,664
   Real estate investment
    partnership cost of
    sales                       11,067           -      30,778           -
   Occupancy                     1,601       1,658       3,305       3,267
   Furniture and equipment       1,603       1,352       2,986       2,800
   Data processing               1,168       1,125       2,444       2,299
   Marketing                     1,009         792       2,016       1,582
   Other expenses from real
    estate operations            2,569           -       5,391           -
   Other                         3,114       2,652       5,770       5,393
                             ---------   ---------   ---------   ---------
     Total non-interest
      expense                   33,000      16,855      73,427      35,005
                             ---------   ---------   ---------   ---------
  Minority interest in
   income of real estate
   partnership operations        1,359           -       2,942           -
                             ---------   ---------   ---------   ---------
     Income before income
      taxes                     17,739      18,176      33,748      41,102
Income taxes                     7,057       6,976      12,469      15,809
                             ---------   ---------   ---------   ---------
     Net income              $  10,682   $  11,200   $  21,279   $  25,293
                             =========   =========   =========   =========

Earnings per share:
Basic                        $    0.47   $    0.49   $    0.94   $    1.09
Diluted                           0.46        0.48        0.92        1.07

For more information, contact:

Michael W. Helser
CFO
(608) 252-1810

Douglas J. Timmerman
President
(608) 252-8782